Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our report dated March 6, 2013, except for Note A (Basis of Presentation and Principles of Consolidation and Revenue Recognition), Note G, Note M, and Note N, as to which the date is January 3, 2014, with respect to the consolidated financial statements and schedules of Parkway Properties Inc. and subsidiaries for the year ended December 31, 2012, included in this Current Report (Form 8-K) of Parkway Properties, Inc., dated January 3, 2014, in the following registration statements and related prospectuses.

(1)	Registration Statement (Form S-3 No. 333-178003) of Parkway Properties, Inc.

(2)	Registration Statement (Form S-3D No. 333-156051) of Parkway Properties, Inc.

(3)	Registration Statement (Form S-8 No. 333-186816) of Parkway Properties, Inc.

(4)	Registration Statement (Form S-8 No. 333-166922) of Parkway Properties, Inc.

(5)	Registration Statement (Form S-8 No. 333-174300) of Parkway Properties, Inc.

(6)	Registration Statement (Form S-3 No. 333-189132) of Parkway Properties, Inc.

(7)	Registration Statement (Form S-4 No. 333-191556) of Parkway Properties, Inc.

/s/Ernst & Young LLP
Houston, Texas
January 3, 2014